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                                                                  Exhibit (m)(1)

AD108 VUL ACCUMULATOR ILLUSTRATION SAMPLE CALCULATION

Illustrated contract owner:
      Male Issue Age 40 Preferred Risk Class, $3,500 Annual Premium, 100% Allocated to the Separate Account, Face Amount $250,000, Death Benefit Option 1, non-Qualified plan. No policy loans or partial withdrawals have been assumed.

Current Cost of Insurance Rates and Charges, Hypothetical Gross Annual Investment Return = 10.00%, Assumed Asset Charge = 0.79%.


POLICY VALUE

POLICY VALUE = [BEGINNING POLICY VALUE + NET PREMIUM - MONTHLY DEDUCTION] X NET INVESTMENT FACTOR

DERIVATION OF ANNUAL SEPARATE ACCOUNT RATE OF RETURN FROM GROSS RATE OF RETURN

  Net Separate Account Rate of Return = 9.13% =
  [(1 + Gross Separate Account Rate of Return) /\ (1/365) - (Assumed Asset Charge*/365)] /\ 365 - 1
  [(1 + 10.00%) /\ (1/365) - (0.79% / 365)] /\ 365 - 1

  where /\ signifies "to the power of"

  *Asset charges vary by investment division: Actual Asset Charges deducted from Gross Rate of Return will vary with the contract owner's allocation of premium and policy value between the available investment divisions and the fixed account. Asset charges represent investment advisory fees and other expenses paid by the portfolios.

HOW THE PERIODIC DEDUCTION FOR COST OF INSURANCE AND OTHER CONTRACT CHARGES ARE MADE

NET PREMIUM = Gross Premium - [ Sales Expense Charge + State Premium Tax Charge + Federal Tax Charge ]

  In Policy Years 1 through 5, the Sales Expense Charge equals 4.75% of the Gross Premium that is below the Target Premium and 1.75% of the Gross Premium that is above the Target Premium.

  In Policy Years 6 through 10, the Sales Expense Charge equals 4.75% of the Gross Premium that is below the Target Premium and 0.75% of the Gross Premium that is above the Target Premium.

  In Policy Years 11 and later, the Sales Expense Charge equals 4.25% of the Gross Premium that is below the Target Premium and 0.25% of the Gross Premium that is above the Target Premium.

  In all policy years, the State Premium Tax Charge is 2% and the Federal Tax Charge is 1.25%.

Monthly Deduction = COI Deduction + M&E Charge + Contract Charge + Per Thousand Face Amount Charge

  For example, on the fourth policy anniversary (at the beginning of the fifth policy year) for a Male, Preferred, Issue Age 40:

  Target Premium = $2,990
  Net Premium =$3,500 - [($2,990) x (0.08) + ($3,500-$2,990) x (0.05)] =
  $3,235.30

   COI DEDUCTION = (Death Benefit/1.0032737 - Policy Value) x Monthly COI Rate
       The current Monthly COI Rate is 0.00005108
       Policy Value = Policy Value, End of year 4 + Net Premium Received = $12,737.64 + $3,235.30 = $15,972.94


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       Death Benefit = Face Amount = $250,000.00

       COI Deduction = ($250,000/1.0032737 - $15,972.94) x (0.00005108) = $11.91


   M&E CHARGE = (0.000458) x (Policy Value allocated to the Separate Account)
       Policy Value = Policy Value, end of year 4 + Net Premium Received = $12,737.64 + $3,235.30 = $15,972.94

       M&E Charge = (0.000458) x $15,972.94 = $7.32


   CONTRACT CHARGE = Currently, $15.00 per month ($15.00 per month guaranteed maximum)

   PER THOUSAND FACE AMOUNT CHARGE = (0.11362) x (Face Amount / 1,000)

       Per Thousand Face Amount Charge = (0.11362) x (250) = $28.41


   The Monthly Deduction, year 5 month 1 = $11.91  + $7.32 + $15.00 + $28.41 =
   $62.64

NET INVESTMENT FACTOR

The Net Investment Factor is calculated on every day in which the New York Stock Exchange is open. The Net Investment Factor is defined in the contract as (1) divided by (2) where:

        (1) Is the sum of:
            o The net asset value of a fund share held in the Separate Account for that Investment Division determined at the end of the current valuation period, plus
            o The per share amount of any dividends or capital gain distributions made by the fund for shares held in the Separate Account for that Investment Division if the ex-dividend date occurs during the valuation period.

        (2) Is the net asset value of a fund share held in the Separate Account for that Investment Division determined as of the end of the immediately preceding valuation period.

  For the illustration, a hypothetical monthly net investment factor is calculated which is equivalent to a 9.13% net annual effective rate of return:

        MONTHLY NET INVESTMENT FACTOR (HYPOTHETICAL) = (1 + 9.13%) /\ (1/12)

  For the end of month 1, Policy year 5:
        Net Investment Factor = (1.0913) /\ (1/12)  = 1.0073074

The following is a detailed representation of the interim policy value calculations during Policy Year 5:

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
                                                                                            Monthly
              Beginning                 Value                                    Value        Net
      Policy   Policy        Net        After       COI     M&E      Monthly     After    Investment
      Month     Value      Premium     Premium     Charge  Charge   Deduction  Deduction    Factor
        1     12,737.64   3,235.30    15,972.94    11.91    7.32      62.64    15,910.30   1.0073074
        2     16,026.56       0.00    16,026.56    11.91    7.35      62.67    15,963.89   1.0073074
        3     16,080.55       0.00    16,080.55    11.91    7.37      62.69    16,017.86   1.0073074
        4     16,134.92       0.00    16,134.92    11.90    7.40      62.71    16,072.21   1.0073074
        5     16,189.66       0.00    16,189.66    11.90    7.42      62.73    16,126.93   1.0073074
        6     16,244.78       0.00    16,244.78    11.90    7.45      62.76    16,182.02   1.0073074
        7     16,300.28       0.00    16,300.28    11.90    7.47      62.78    16,237.50   1.0073074
        8     16,356.16       0.00    16,356.16    11.89    7.50      62.80    16,293.36   1.0073074
        9     16,412.43       0.00    16,412.43    11.89    7.52      62.82    16,349.61   1.0073074
       10     16,469.08       0.00    16,469.08    11.89    7.55      62.85    16,406.23   1.0073074
       11     16,526.13       0.00    16,526.13    11.88    7.57      62.86    16,463.27   1.0073074
       12     16,583.57       0.00    16,583.57    11.88    7.60      62.89    16,520.68   1.0073074

SURRENDER VALUE

 Surrender Charges are calculated as the lesser of:
    o The Maximum Surrender Charge, or
    o 50% of the total premiums paid under the policy.

 The Maximum Surrender Charge for a Male Preferred, Issue Age 40, Policy Year
 5 is calculated as:
    Maximum Surrender Charge = (Surrender Charge Premium) x (Surrender Charge Percentage)
    The Surrender Charge Premium for a Male Preferred, Issue Age 40 is $5,067.50 The Surrender Charge Percentage for a Male Preferred, Issue Age 40, Policy Year 5 is 75%

    Maximum Surrender Charge, Policy Year 5 = (5,067.50) x (75%) = $3,800.62

 50% of the Cumulative Premiums Paid into the Product after 5 years = 0.50 x
    Annual Payment x Number of Years Paid to Date=
    0.5 x ($3,500) x (5) = $8,750.00

 Surrender Charge = Lesser of Maximum Surrender Charge or 50% of Cumulative
    Premiums = Lesser of $8,750.00 or $3,800.62 = $3,800.62

 Surrender Value = Policy Value - Surrender Charge
 Surrender Value, End of Year 5 = $16,641.41 - $3,800.62 = $12,840.79


DEATH BENEFITS

  For death benefit Option 1, the death benefit equals the greater of:
    o The face amount on the date of death, or
    o The percentage of the policy value shown in the Compliance with Federal Laws Provision.

  When a Male Preferred, Issue Age 40, reaches attained age 44, the percentage of the policy value in the Compliance with Federal Laws Provision is 222% Death Benefit, end of year 5 = the greater of
      o Face Amount = $250,000, or
      o 222% x Policy Value, end of year 5 = 2.22 x 16,641.41 = 36,943.93
  Death Benefit, end of year 5 = $250,000


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HOW CALCULATIONS VARY FOR OTHER CONTRACT YEARS

MONTHLY DEDUCTION
    o Monthly COI rates vary by attained age
    o Contract Charge is $10.00 per month in years 11 and later
    o Per Thousand Face Amount Charge decreases in year 11 and equals zero in years 21 and later
    o M&E Charges vary by policy year and accumulated cash value amounts



SURRENDER VALUE
    o Surrender Charge Percentage varies by Policy Year
    o Surrender Charge Percentage is zero in years 11 and later
    o Surrender Charge Percentages in other contract years follow the schedule below:

                              SURRENDER CHARGE
   POLICY YEAR                   PERCENTAGE
        1                           94%
        2                           89%
        3                           84%
        4                           80%
        5                           75%
        6                           71%
        7                           67%
        8                           64%
        9                           60%
       10                           56%
       11+                           0%

DEATH BENEFITS
    o Death Benefits may exceed the Face Amount according to the Compliance with Federal Laws Provision.